Exhibit 23.4

11th Floor, China Merchants Tower
161 Lujiazui Road East
Shanghai 200120, PR China

Tel. : 86-21-68 86 96 66
Fax : 86-21-68 86 93 33
E-mail: davidzou@boss-young.com
Website: http://www.boss-young.com

Via Facsimile & Email

May 30, 2008

ReneSola Ltd

No. 8 Baoqun Road, YaoZhuang

Jiashan, Zhejiang 314117

People’s Republic of China

Dear Sirs,

Re: ReneSola Ltd (the “Company”)

We, Boss & Young, Attorneys-At-Law, hereby consent to the use of our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by the Company on May 30, 2008, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Prospectus”). We hereby further consent to the summarization of our opinion under the captions “Risk Factors”, “Enforceability of Civil Liabilities” and “Regulation” in the form and context in which they respectively appear in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ David Zou

Boss & Young

Attorneys-At-Law